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                                  EXHIBIT 99.2

     IVIVI TECHNOLOGIES REPORTS THIRD QUARTER FISCAL 2009 FINANCIAL RESULTS

MONTVALE, NJ - FEBRUARY 23, 2009 - Ivivi Technologies, Inc. (NASDAQ:IVVI), a leader in non-invasive, electroceutical(R) therapy systems designed to target and enhance the body's anti-inflammatory response, today announced financial results for the third quarter of fiscal 2009 ended December 31, 2008.

For the three month period ended December 31, 2008, Ivivi reported total revenue of $281,781 compared to $393,616 reported for the three month period ended December 31, 2007. The decline in revenues was primarily driven by the absence of licensing sales and fees related to Allergan and a decline in rental revenues, partially offset by an increase in direct sales.

Direct sales, which represent products sold into medical facilities, increased by 88% to $168,896 during the third quarter of fiscal 2009 from $89,733 in the prior year period. Rental revenue related to the wound care market decreased 43% during the third quarter to $112,885 from $196,366 in the third quarter of fiscal 2008. As a result of the November 2008 mutual termination agreement to end the Allergan contract, there was no revenue from licensing sales and fees in the fiscal third quarter. This compares to $107,517 in the year ago period, which was comprised of $91,892 of licensee sales to Allergan for initial product shipments of SofPulse(R) units and $15,625 of licensing fee revenue related to the amortization of milestone payments.

The Company had a net loss of $1,509,475, or $0.15 per share, for the three month period ended December 31, 2008 compared to a net loss of $2,050,804, or $0.20 per share, in the year ago period. The decrease in net loss primarily resulted from cost cutting initiatives initiated in the second quarter of fiscal 2009 and the sale of tax benefits described below. In the third quarter of fiscal 2009, under the New Jersey Emerging Technology and Biotechnology Financial Assistance Program, the Company sold tax benefits related to a portion of its 2007 net operating losses and in exchange received $254,269, net of fees.

For the nine month period ended December 31, 2008, Ivivi Technologies reported total revenue of $1,253,204, an increase of $172,857, or 16%, from $1,080,347 reported in the nine month period ended December 31, 2007. Direct unit sales increased 65% to $677,005 from $409,692 in the year ago period while rentals were $445,163 compared to $531,888. The Company also recorded licensing sales and fees of $131,036 in the most recent nine month period compared to $138,767 in the year ago period.


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IVIVI TECHNOLOGIES, INC.
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As previously reported, on November 19, 2008, Allergan and Ivivi entered into a mutual termination agreement to end the Allergan contract with respect to the distribution of the Company's products. We believe the termination agreement signed with Allergan is a one-time event with a distributor licensee and should not reoccur. During the three months and six months ended September 30, 2008, Ivivi reported a loss on the termination of the Allergan contract in the amount of $92,423 which was disclosed as a net number in the Company's non-operating expenses and was not part of operating results on its statements of operations for the three and six months ended September 30, 2008. Ivivi's statement of operations for the nine months ended December 31, 2008 has been reclassified to present the components of the $92,423 on the termination of the Allergan contract in operating expenses. If the reclassifications were made as of September 30, 2008, the effect on costs and expenses would have been an increase in operating costs and expenses for the three and six months ended September 30, 2008 of $92,423 or 3% and 2%, respectively, and an increase in loss from operations for the three and six months ended September 30, 2008 of $92,423 or 4% and 2%, respectively. Revenue, net loss and net loss per share for the three and six months ended September 30, 2008 remain the same. The balance sheet at September 30, 2008 was also not affected by this reclassification.

The Company had a net loss of $5,889,940, or $0.56 per share, for the nine month period ended December 31, 2008 compared to a net loss of $5,270,477, or $0.53 per share, for the nine month period ended December 31, 2007.

On December 31, 2008, Ivivi Technologies had cash and cash equivalents of approximately $1.5 million, no outstanding long term debt and 10,116,930 common shares outstanding. The Company's fiscal third quarter financials have been prepared on a going concern basis. The Company's ability to continue as a going concern is dependent on its ability to raise additional funds to finance operations through the issuance of its securities, debt financings, licensing arrangements, joint ventures, or other transactions.

During the third quarter, the Company reached an important milestone with the receipt of U.S. Food and Drug Administration (FDA) 510(k) Clearance for its currently marketed targeted pulsed electromagnetic field (tPEMF(TM)) therapeutic products, including the SofPulse Models 912-M10, Roma(3) and Torino II products. This latest generation of Ivivi signals evolved as a result of Ivivi's significant advances in understanding the mechanism of action of tPEMF(TM). This clearance will enable Ivivi to freely market the SofPulse family of products for their labeled indications.

In December 2008, Ivivi signed a definitive agreement with RecoverCare, LLC, a nationwide leader in the chronic wound care field, for the exclusive right to distribute, sell and rent its products into long term acute

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IVIVI TECHNOLOGIES, INC.
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care hospitals and VA facilities in the U.S. In early 2009, the Company also entered into an agreement with Grupo Venta Internacional, S.A. de C.V. (GVI), granting them the exclusive right to sell certain of its targeted pulsed electromagnetic field (tPEMF(TM)) products in Mexico into the plastic and reconstructive surgery, maxillofacial surgery and cosmetic surgery markets.

ABOUT IVIVI TECHNOLOGIES, INC.
Based in Montvale, NJ, Ivivi Technologies, Inc. is a medical technology company focusing on designing, developing and commercializing its proprietary electrotherapeutic technology platform, with a primary focus on developing treatments for cardiovascular disease. Ivivi's research and development activities are focused specifically on targeted pulsed electromagnetic field, or tPEMF(TM), technology, which, by creating a therapeutic electrical current in injured soft tissue, is believed to modulate biochemical and physiological healing processes to help reduce related pain and inflammation. The Company's most recent clinical studies have shown reductions in anginal pain and increases in blood flow to the heart in certain cardiac patients; however, additional studies will be focused in this area. The Company also expects to seek strategic partners to pursue other markets, such as osteoarthritis, neurology and other inflammatory-related conditions if FDA marketing approvals or clearances can be achieved in these areas.

FORWARD-LOOKING STATEMENTS
This release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including those related to our future studies, potential markets and capital requirements. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, the Company's limited operating history, history of significant and continued operating losses and substantial accumulated earnings deficit, difficulties with its financial accounting controls, the failure of the market for the Company's products to continue to develop, the inability for customers to receive third party reimbursement, the inability to obtain additional capital, the inability to protect the Company's intellectual property, the loss of any executive officers or key personnel or consultants, competition, changes in the regulatory landscape or the imposition of regulations that affect the Company's products and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's From 10-KSB for the fiscal year ended March 31, 2008. The Company assumes no obligation to update the information contained in this press release.

INVESTOR RELATIONS CONTACT:
Cameron Associates
Alison Ziegler or Lester Rosenkrantz;
212-554-5469; Alison@cameronassoc.com

                          -FINANCIAL TABLES TO FOLLOW-


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IVIVI TECHNOLOGIES, INC.
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                                             IVIVI TECHNOLOGIES, INC.
                                             STATEMENTS OF OPERATIONS


                                                         Three Months Ended               Nine Months Ended
                                                            December 31,                     December 31,
                                                             (unaudited)                     (unaudited)
                                               ------------------------------------------------------------------
                                                   2008              2007              2008              2007
                                               ------------      ------------      ------------      ------------
Revenues:
  Rentals                                      $    112,885      $    196,366      $    445,163      $    531,888
  Direct sales                                      168,896            89,733           677,005           409,692
  Sales to licensee and fees                             --           107,517           131,036           138,767
                                               ------------      ------------      ------------      ------------
                                                    281,781           393,616         1,253,204         1,080,347
                                               ------------      ------------      ------------      ------------

Costs and expenses:
  Cost of rentals                                     4,825            13,145            26,605            42,989
  Cost of direct sales                               11,529            23,471            79,935           105,437
  Cost of sales to licensee and fees                     --           117,313            82,813           117,313
  Loss on termination of Allergan contract
                                                         --                --           139,380                --
  Research and development                          780,701           562,387         1,816,796         1,661,086
  Sales and marketing                               275,887           582,280         1,650,173         1,734,518
  General and administrative                        988,183         1,232,171         3,692,277         2,925,341
                                               ------------      ------------      ------------      ------------
                                                  2,061,125         2,530,767         7,487,979         6,586,684
                                               ------------      ------------      ------------      ------------
Loss from operations                             (1,779,344)       (2,137,151)       (6,234,775)       (5,506,337)
Interest income                                      15,600            86,347            90,566           235,860
                                               ------------      ------------      ------------      ------------

Loss before income tax benefit                   (1,763,744)       (2,050,804)       (6,144,209)       (5,270,477)
State tax benefit                                   254,269                --           254,269                --
                                               ------------      ------------      ------------      ------------
Net loss                                       $ (1,509,475)     $ (2,050,804)     $ (5,889,940)     $ (5,270,477)
                                               ============      ============      ============      ============
Net loss per share, basic and diluted          $      (0.15)     $      (0.20)     $      (0.56)     $      (0.53)
                                               ============      ============      ============      ============
Weighted average shares outstanding              10,222,908        10,419,666        10,556,589         9,866,895
                                               ============      ============      ============      ============
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IVIVI TECHNOLOGIES, INC.
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                            IVIVI TECHNOLOGIES, INC.
                                  BALANCE SHEET

                                                         December 31,        March 31,
                                                             2008                2008
                                                         ------------      ------------
                                                          (unaudited)        (audited)
Current assets:
  Cash and cash equivalents                              $  1,468,889      $  6,600,154
  Accounts receivable, net of allowance for doubtful
    accounts of $10,696 and $34,750, respectively              37,826           319,007
  Inventory                                                   201,083           111,951
  Deposits with affiliate                                     108,097           241,828
  Prepaid expenses and other current assets                   124,151           141,148
                                                         ------------      ------------

Total current assets                                        1,940,046         7,414,088

Property and equipment, net                                   337,152           405,793
Equipment in use and under rental agreements, net             123,367           155,834
Inventory, long-term                                          143,815           115,885
Inventory held by Allergan, Inc.                              142,062                --
Intangible assets, net of accumulated amortization
  of $80,140 and $44,674, respectively                        718,346           615,064
Restricted cash                                                49,198            48,167
                                                         ------------      ------------

Total assets                                             $  3,453,986      $  8,754,831
                                                         ============      ============

Current liabilities:
  Accounts payable and accrued expenses                     1,158,659         1,029,143
                                                         ------------      ------------

Deferred revenue                                               35,640           411,458
                                                         ------------      ------------

Stockholders' equity:
  Common stock                                             26,199,461        26,183,516
  Additional paid-in capital                               13,263,139        12,346,187
  Accumulated deficit                                     (37,105,413)      (31,215,473)
  Treasury stock, 650,000 shares                              (97,500)               --
                                                         ------------      ------------

Total stockholders' equity                                  2,259,687         7,314,230
                                                         ------------      ------------

Total liabilities and stockholders' equity               $  3,453,986      $  8,754,831
                                                         ============      ============
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